Exhibit 99.1
Horizon Technology Finance Corporation Declares
Fourth Quarter Dividend of $0.22 per Share
FARMINGTON, CT — December 15, 2010 — Horizon Technology Finance Corporation (NASDAQ: HRZN) (the “Company”), announced that its Board of Directors has declared a fourth quarter dividend of $0.22 per share, payable on December 31, 2010 to stockholders of record on December 28, 2010. The Company expects the dividend to be paid from taxable earnings since the Company’s initial public offering (“IPO”) with specific tax characteristics reported to stockholders after the end of the calendar year.
“As disclosed in connection with our IPO, we have declared this dividend reflecting the number of days remaining in the fourth quarter of 2010 since the completion of our IPO,” said Robert D. Pomeroy, Jr., Chairman and Chief Executive Officer. “To the extent declared by the Board of Directors, we expect to announce the dividend for the first quarter of 2011 in mid May 2011.”
The Company’s dividend reinvestment plan (“DRIP”) provides for reinvestment of dividends, unless a shareholder elects to receive cash. As a result, if the Company’s Board of Directors declares a cash dividend, the Company’s shareholders who have not “opted out” of the Company’s DRIP will have their cash dividends automatically reinvested in additional shares of the Company’s common stock, rather than receiving cash dividends. If you are a Horizon shareholder and your shares of Horizon common stock are held through a brokerage firm or other financial intermediary and you wish not to participate in the DRIP, please contact your broker or other financial intermediary.
About Horizon Technology Finance Corporation
Horizon Technology Finance Corporation is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company makes secured loans to development-stage companies in the technology, life science, healthcare information and services, and cleantech industries. The Company is externally managed by its investment advisor, Horizon Technology Finance Management LLC.
Forward-Looking Statements
Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.
Contact
Horizon Technology Finance Corporation
Christopher M. Mathieu, 860-676-8653
www.horizontechnologyfinancecorp.com